SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 21, 1999
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                             TRIMOL GROUP, INC.
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              (Exact Name of Registrant as Specified in Charter)

       Delaware                       0-28144                  13-3859706
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(State of Incorporation        (Commission File No.)      (IRS Identification
 or other Jurisdiction)                                          Number)

                     1285 Avenue of the Americas, 35th Floor
                            New York, New York 10019
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                    (Address of Principal Executive Offices)

                                 (212) 554-4394
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               (Registrant's Telephone Number Including Area Code)

Item 5. Other Events.

      On May 21, 1999, the Board of Directors of the Registrant granted to Boris Birshtein, Chairman of the Board of Directors, Theodore B. Shapiro, President, Chief Executive Officer and a Director, and Robert L. Blessey, Secretary and a Director of the Registrant, warrants to purchase shares of the Common Stock of the Registrant in the respective amounts of 600,000, 400,000, and 400,000 shares. The warrants are for a term of five years, are exercisable at a price of $11.50 per share (the closing price of the Common Stock on the date of grant), and provide for both demand and piggyback registration rights with respect to the warrants and the underlying shares of Common Stock.


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

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TRIMOL GROUP, INC.


                                          By: /s/ Theodore B. Shapiro
                                              ----------------------------------
                                          Name:  Theodore B. Shapiro
                                          Title: Chief Executive Officer and
                                                 President

Dated: June 24, 1999